UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2018

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Shareholders

The Annual Meeting of Shareholders of Flexsteel Industries, Inc. was held on December 10, 2018 in Minneapolis, Minnesota. At the meeting, shareholders approved the following:

To elect three (3) Class II Directors to serve until the year 2021 Annual Meeting and until their respective successors have been elected and qualified or until their earlier resignation, removal or termination.

There were 7,883,777 issued and outstanding shares of common stock entitled to vote at the Annual Meeting. At the Annual Meeting, 5,952,366 total shares of stock were present in person or by proxy, representing 75.50% of the total voting power of the issued and outstanding shares of common stock.

The voting results on the foregoing proposal were as follows:

Proposal		For	Withheld	Against	Abstain	Broker Non-Votes
I.	Election of Directors
	Nominee
	Mary C. Bottie	4,512,768	1,439,598
	Eric S. Rangen	5,855,111	97,255
	Nancy E. Uridil	5,746,656	205,710

Item 8.01 Other Events

On December 10, 2018, the Company’s Board of Directors appointed Thomas M. Levine as the Chair of the Board and Eric S. Rangen as the Chair of the Audit and Ethics Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	December 12, 2018	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer and
Principal Financial and Accounting Officer